EXHIBIT 10.2

                            [OPEN MARKET, INC. LOGO]

                          TRANSACT SOFTWARE ORDER FORM
                           (With Terms and Conditions)

                    9066-4871 Quebec Inc. (dba "PLANET 411")
                           Full Legal Name of Licensee

                        440 Rene Levesque West, Suite 400
                         Montreal, Quebec H2Z 1V7 CANADA
                     Address of Principal Place of Business

Contact Person:  Varujan Tasci

Telephone: 514-866-4638  Fax:  514-866-5020  Email: vtasci@planet411.com

(Please provide Ship-To/Bill-To information below if different from above)

Ship to -- Planet411 440 Rene Levesque Ouest #400
Bill to - Same

Purchase Order # (if applicable) ______________________

Licensee is incorporated in the province of:   Quebec, Canada

Effective Date: March 18, 1999

BY SIGNING THIS ORDER FORM, LICENSEE AGREES TO ALL THE TERMS AND CONDITIONS ATTACHED (collectively, the "AGREEMENT"). UPON EXECUTION BY THE PARTIES, LICENSEE SHALL HAVE THE RIGHT TO USE TRANSACT AND ALL RELATED SOFTWARE PROVIDED HEREUNDER IN ACCORDANCE WITH THE AGREEMENT.

Executed by authorized representatives of the parties as of the Effective Date.

OPEN MARKET, INC.                             LICENSEE

By: /s/ Eric Pyerson                             By: /s/ Joseph Farag        .
                                                     -------------------------
         (Signature)                                      (Signature)
Name: Eric Pyerson                               Name: Joseph Farag
         (Print)                                           (Print)
Title:   Legal Counsel, Open Market, Inc.        Title:   President

Agreement Consists Of:

1.       TRANSACT  Software Order Form
2.       Attachment A - Products and Fees
3.       Attachment B - Terms and Conditions

                                  Attachment A


                                PRODUCTS and FEES

I.   Fees

****INFORMATION IN THE COLUMNS MARKED WITH AN ASTERISK IS SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. A COPY OF THE CONFIDENTIAL PORTION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE COMMISSION.***

Please indicate currently required items only. Promptly following the Effective Date, Licensee shall issue a purchase order to OPEN MARKET for these items.

------------------------------------------------------------------------------------------------------------------------------------
Item #  Product Description           Database    Hardware    Qty       List           Net        Extended    Support Type   Annual
                                      Platform    Platform           Price/Unit    Price/Unit    Lic. Fees      (B or P)     Support
                                                                                                                              Fees
  1   CSP Transact License              Oracle      Sun        1          $*            $*            $*            P           $*

  2   Sales Tax Server                  Oracle      Sun        1          $*            $*            $*            P           $*

  3   Fax Server                        Oracle      Sun        1          $*            $*            $*            P           $*

  4   Production Oracle Database        Oracle      Sun        1          $*            $*            $*            P           $*

  5   Transact Development License      Oracle      Sun        1          $*            $*            $*            P           $*

  6   Development Oracle Database       Oracle      Sun        1          $*            $*            $*            P           $*

  7   Netscape Web Servers              n/a         Sun        3          $*            $*            $*            P           $*

  8   BattleStar Application
         Monitoring SW                  n/a         Sun        1          $*            $*            $*            P           $*

  9   ShopSite Lite                     n/a         Sun      100          $*            $*            $*            P           $*

 10   ShopSite Mgr                      n/a         Sun      100          $*            $*            $*            P           $*

 11   Best Practices Program            n/a         n/a        1          n/a           n/a           n/a           n/a         $*


                                                                   Total   $504,885   Total Support      $174,650
                                                           Product Fees:                  Fees:

II.  Payment Terms:

A. TRANSACT and all other software products:

Due and payable as follows:
3/18/99           $*
3/26/99           $*
5/3/99            $152,442.50
6/3/99            $152,442.50

B.  Merchant Licenses:

Due and payable in full Net Thirty (30) days from shipment

C.  SUPPORT Services and Best Practices Program Fees:

Due and payable according to the follow schedule:

Date Due          Amount
5/15/99           $*
7/15/99           $*
9/15/99           $43,662.50
11/15/99          $43,662.50



*THE PAYMENT INFORMATION IN SECTIONS II.A AND II.C ARE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

                 All fees payable hereunder are non-refundable.

III. Entitlements:

Base license fee includes the following: one (1) Production copy of TRANSACT containing the TRANSACT Core Modules, one (1) copy of SecureLink CommerceOperator for Windows NT, one (1) copy of SecureLink CommerceOperator for UNIX, one (1) copy SecureLink SDK and one (1) Merchant License as defined in
Exhibit 4.2. In addition, the base license fee entitles Licensee to all required initial training courses. Licensee shall pay all reasonable travel and lodging expenses incurred and documented by OPEN MARKET in connection with the delivery and installation of TRANSACT.

Any third party software provided to Licensee by OPEN MARKET shall be subject to the terms and conditions of the separate shrinkwrap end user license agreement accompanying each copy of the applicable software that Licensee may obtain from OPEN MARKET hereunder. The foregoing also applies to OPEN MARKET's ShopSite software. Each TRANSACT Production License requires one (1) Netscape Enterprise Server per hardware platform and each TRANSACT Development License requires one
(1) Netscape Enterprise Server.

Terms applicable to optional SalesTax Module: In addition to the then-current fees and rates for the optional SalesTax Module, Licensee is subject to an annual subscription fee for monthly tax updates at the then-current published rates. OPEN MARKET and its third party supplier do not warrant the accuracy of the data or other tax calculations made by the SalesTax Module. For purposes of this paragraph, "data" means any and all representations and/or compilations of facts, concepts, instructions and other similar information and materials, including without limitation sales and use tax information and compilations of such information owned or acquired by OPEN MARKET's third party supplier. Licensee bears full responsibility for the determination of the accuracy and applicability of the output from the SalesTax Module and acknowledges that tax calculations often involve interpretation and that the data of many jurisdictions can change rapidly. OPEN MARKET and its third party supplier are not providing specific tax advice and Licensee should obtain the advice of qualified tax professionals with respect to all tax issues.

IV. Merchant Business Customer ("Merchant") license fees

For each Merchant Business Customer subscribing to the services of the TRANSACT system, there is an annual Merchant License fee based on actual Merchant Business Customer revenue. Licensee may order Merchant Licenses (see Exhibit 4.2) from OPEN MARKET in accordance with the following rate table:

*INFORMATION IN RIGHT-MOST COLUMN BELOW IS SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. A COPY OF THE CONFIDENTIAL PORTION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Merchant Tier         Monthly Merchant Revenue         Monthly per Merchant fee
-------------         ------------------------         ------------------------
Tier 1                up to $5k/month                      $*/month
Tier 2                >$5k/mo up to $33k/month             $*/month
Tier 3                >$33k/mo up to $167k/month           $*/month
Tier 4                >$167k/mo                            $*/month

Merchant Reporting and Payment Terms

A. Reporting. Within five (5) business days of the end of each calendar quarter during the term of this Agreement, Licensee shall furnish Open Market with a report (using the Transaction Report from TRANSACT) for each such quarter setting forth the details of all new Merchants in each Tier receiving services from Licensee's TRANSACT including the following information: (i) the number of Active Accounts in each tier receiving services from Licensee's TRANSACT at quarter end and (ii) the maximum number of Active Accounts in each tier during such quarter. Should Open Market develop an automated reporting tool to trace merchant details, the parties shall review and mutually agree on use.

B. Payment. The report shall be accompanied by payment in full of all Merchant license fees for each Merchant in each Tier for each such quarter based upon the Transaction Report. If payment is not made in full at such time, interest shall accrue on monies outstanding from the due date of payments at the lesser of the rate of one and one-half percent per month (1.5%) or the maximum legal rate allowed.

C. Records/Audit Right. Licensee shall maintain complete and accurate records of all documentation relating to the number of Merchants receiving services from Licensee's TRANSACT during the term of this Agreement and shall provide Open Market (or its designated independent certified public accountant) with information upon reasonable request relating to such records in connection with audits that OPEN MARKET may conduct. Audits may not be conducted more frequently than every six (6) months. If such audits should disclose any under-reporting, Licensee shall promptly pay Open Market such amount, together with interest thereon in accordance with subsection (b) above. If the amount under-reported by Licensee is equal to or greater than ten percent (10%) of the total payment due Open Market for the payment period so audited, then the cost of the audit shall be borne by Licensee.

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
                                  Attachment B

                          TRANSACT TERMS AND CONDITIONS
                              [CSP - International]


Defined terms used herein are listed in Exhibit 1.

In consideration of the mutual promises herein contained and other valuable consideration, the parties hereto agree as follows:

1.     LICENSES.

       1.1 OPEN MARKET Grant of Licenses. OPEN MARKET hereby grants Licensee the following non-exclusive, non-transferable, non-assignable, perpetual (subject to Section 8.2) worldwide licenses, for the term of this Agreement:

       a. To use the licensed copy(ies) of TRANSACT, on Licensee's designated computer system, in Executable Code form only, in order to provide Internet transaction services to TRANSACT End User Customers;

       b. To use the licensed copy(ies) of TRANSACT, on Licensee's designated computer system, in Executable Code form only, in order to conduct demonstrations to prospective TRANSACT End User Customers; and

       c. To make one (1) back-up copy of TRANSACT solely for archival or recovery purposes, as long as the Production copy is in active use.

(If Licensee elects to receive a Development copy of TRANSACT):

       d. To use the Development copy of TRANSACT, on the computer system which it is installed, in Executable Code form only, solely for internal development, testing and staging purposes and with all standard TRANSACT Payment Modules and Fulfillment Modules and for no other purpose and to make one backup copy of the Development copy solely for archival purposes.

a. (If Licensee elects to receive a Cold Spare Back-Up copy of TRANSACT):

e. e. To use the Cold Spare Back-Up copy of TRANSACT, on the computer system on which it is installed, in Executable Code form only, solely in order to provide emergency back-up to the Production copy of TRANSACT licensed hereunder for the duration of such emergency and for no other purpose and to make one backup copy of the Cold Spare Back-Up copy solely for archival purposes.

       1.2 Option to License Optional Modules. OPEN MARKET hereby grants Licensee an option to purchase licenses and an option to obtain related installation services at any time during the term of this Agreement for any of the optional modules of TRANSACT made available by OPEN MARKET at OPEN MARKET's then-current fees and rates. If the option to license any optional modules of TRANSACT is exercised by Licensee pursuant to this Section 1.2, each such additional module shall thereupon be deemed included in TRANSACT and in the applicable license grants set forth in Section 1.1.

       1.3 No Implied License. Licensee acknowledges and agrees that this Agreement in no way shall be construed to provide to Licensee, or any third party, any express or implied license to use, copy or otherwise exploit TRANSACT or any portion thereof, (including any intellectual property embodied therein) other than as specifically set forth in this Agreement. Without limiting the foregoing, Licensee may not sublicense or otherwise distribute TRANSACT or any portion thereof to any

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

third party, including any subsidiary or affiliate of Licensee, unless otherwise authorized by OPEN MARKET in writing.

       1.4 Trademarks. OPEN MARKET hereby grants Licensee the non-exclusive, non-transferable, non-assignable (except as otherwise expressly provided herein), worldwide license solely during the Term to use the OPEN MARKET's trade and service marks (collectively, the "Marks") solely in connection with Licensee's use of TRANSACT pursuant to this Agreement. Licensee acknowledges that OPEN MARKET owns all rights to the Marks. Licensee shall not during the Term of this Agreement and anytime thereafter use or attempt to use or register anywhere in the world a tradename or mark or service name or mark or symbol which in any way is identical or confusingly similar to any one of the Marks.

2.     CERTAIN LICENSEE OBLIGATIONS.

       2.1 Proprietary Markings. Licensee agrees that it will not remove any copyright, trademark or other proprietary notices of OPEN MARKET or its suppliers affixed to or displayed on TRANSACT or the Documentation.

       2.2 Compliance with Laws. Licensee shall comply with all applicable laws, rules and regulations in its performance of this Agreement. In particular, Licensee shall not transfer, either directly or indirectly, TRANSACT or the Documentation, either in whole or in part, to any destination subject to export restrictions under U.S. law, unless prior written authorization is obtained from the appropriate U.S. agency and shall otherwise comply with all other applicable import and export laws, rules and regulations.

       2.3 OPEN MARKET Acknowledgment and HTML Link. Licensee may insert the following acknowledgment on a Web page(s) presented by Licensee's Transaction Service to TRANSACT End User Customers: "This software infrastructure powered by TRANSACT, a product of Open Market, Inc." This text may contain the URL of OPEN MARKET's Web site.

       2.4 Publicity. Licensee and OPEN MARKET shall mutually agree to a news release regarding Licensee's purchase of the TRANSACT licenses under this Agreement. Neither Licensee nor OPEN MARKET shall make any public statements, including without limitation, press releases or public announcements regarding TRANSACT, without the prompt prior review and approval of the other party, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, OPEN MARKET may include Licensee in any general listing of TRANSACT customers.

3.     SUPPORT AND MAINTENANCE SERVICES.

       3.1 OPEN MARKET Support and Maintenance. During the term of this Agreement, Licensee may purchase annual support and maintenance from OPEN MARKET at either the Basic or Premier levels, at the applicable annual support fee, in accordance with the terms and conditions of OPEN MARKET's standard Agreement for Annual Software Support (the "Support Agreement") available on OPEN MARKET's Web site.

4.     FEES.

       4.1 License Fees. Licensee shall pay OPEN MARKET the License Fees in US Dollars in accordance with the terms and conditions set forth in Attachment A.

       4.2 Option to Purchase Merchant Licenses. OPEN MARKET hereby grants Licensee an option to purchase Merchant Licenses in accordance with the terms and conditions set forth in Exhibit 4.2.

       4.3 Net of Taxes. All amounts payable by Licensee to OPEN MARKET hereunder are exclusive of any sales, use and/or all other taxes or duties, however designated, including without limitation, withholding taxes or royalties, or know-how payments, customs, privilege, excise, sales, use, value-added and property taxes (collectively "Taxes") except for Taxes on OPEN MARKET's net income. Licensee shall pay any such Taxes, unless Licensee provides to OPEN MARKET an appropriate certificate of exemption from the applicable taxing authority, and shall not withhold any Taxes from any amounts due OPEN MARKET.

5.     OWNERSHIP AND TRADE SECRETS; CONFIDENTIALITY.

       5.1 OPEN MARKET Ownership Rights. Except for the licenses granted hereunder, all rights, title and interests, including without limitation all copyright, patent, trademark, trade secret and any other intellectual property rights, in and to TRANSACT and the Documentation are retained by OPEN MARKET.

       5.2 No Decompilation. Except as expressly provided in the applicable local laws of Canada and Quebec, if any, and then only in strict accordance with, and solely for the purposes specified in, such laws, Licensee shall not attempt to (i) obtain the Source Code of TRANSACT or any Optional Component, Update or Upgrade or any trade secret or know-how embodied in any of the foregoing, whether through decompilation, disassembly or other means or (ii) modify, enhance, translate or create derivative works of any of the same. Licensee shall not duplicate any portion of TRANSACT or any Optional Component, Update, Upgrade or Documentation, except as expressly authorized in this Agreement.

       5.3 Confidentiality. Licensee and OPEN MARKET shall each safeguard the other's Proprietary Information in the same manner as they safeguard their own valuable proprietary information. The parties each agree that the terms of this Agreement, including without limitation the amount of license or other fees payable hereunder and the payment terms, shall be deemed Proprietary Information. Results of benchmark tests run by Licensee shall not be disclosed unless OPEN MARKET consents to such disclosure in writing. Each of the parties acknowledges that the other's Proprietary Information constitutes such party's valuable proprietary information and trade secrets. Each of the parties expressly agrees and acknowledges that it is entering into this Agreement, and providing the other party copies of its Proprietary Information hereunder, in reliance upon the other's foregoing promise of confidentiality.

       5.4 Nondisclosure. During the term of this Agreement, and for a period of five (5) years thereafter, neither party shall use, disclose, make or have made any copies of the other party's Proprietary Information in whole or in part, except as provided herein, without the prior express written authorization of the other party. The parties shall only disclose or otherwise allow access to the Proprietary Information of the other party, to employees, consultants or contractors who (i) have a need to obtain access thereto in order to give effect to the rights granted to Licensee under this Agreement, and (ii) are legally bound to maintain the proprietary and confidential nature of such materials under a written agreement.

       5.5 Exceptions. Any provisions herein concerning non-disclosure and non-use of confidential information of a party shall not apply to any such information which (a) is already rightfully known to the other party when received, (b) is or becomes publicly known through publication or otherwise and through no wrongful act of the other party, contrary to the foregoing terms of the present section on confidentiality, (c) is received from a third party without similar restriction and without breach of this Agreement, (d) is approved for release or use by written authorization of the other party, (e) is required to be disclosed pursuant to any government statute, regulation or order.

6.     WARRANTY.

       6.1 Warranties. (a) OPEN MARKET warrants to Licensee that TRANSACT shall perform substantially in accordance with its then-current

Documentation during the ninety (90) day period following installation (the "Warranty Period"). OPEN MARKET shall have no liability with respect to any failure of TRANSACT to perform as warranted under this Section 6.1 if such failure results from improper use or any changes or modifications made to TRANSACT by Licensee or any third party. This warranty is made solely to Licensee and Licensee shall be solely responsible for any warranty to, or claims by, Licensee's TRANSACT End User Customers or any other third parties.

(b) OPEN MARKET further represents and warrants that (i) the occurrence in or use by TRANSACT of dates on or after January 1, 2000 ("Millennial Dates") will not adversely affect its performance at any level with respect to date-dependent data, computation, output, or other functions (including without limitation, calculating, comparing and sequencing); and (ii) TRANSACT will create, store, receive, process and output information related to or including Millennial Dates without error or omissions. OPEN MARKET shall cooperate with Licensee as may be reasonably necessary and appropriate to facilitate Licensee's review of OPEN MARKET's Year 2000 compliance processes and procedures.

       6.2 Licensee Remedies. Licensee's sole and exclusive remedy and OPEN MARKET's sole and exclusive obligation under the warranty set forth in Section
6.1 shall be, at OPEN MARKET's sole discretion, (i) for OPEN MARKET to correct any material failure of TRANSACT to perform as warranted (remedies may include, without limitation, software patches or workarounds as required) or (ii) for OPEN MARKET to replace TRANSACT with a new copy or Update; provided that such failure is reported to OPEN MARKET within the Warranty Period.

       6.3 Warranty Exclusions. SUBJECT TO ANY STATUTORY PROVISIONS OR LIMITATIONS UNDER CANADIAN AND QUEBEC LAW THAT ARE MADE APPLICABLE TO THIS AGREEMENT NOTWITHSTANDING SECTION 9.6, THE WARRANTIES UNDER SECTIONS 6.1 AND
7.1.1 ARE THE ONLY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, THAT ARE MADE BY OPEN MARKET AND OPEN MARKET DISCLAIMS ALL OTHER WARRANTIES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY. OPEN MARKET shall have no liability in contract, tort, negligence or otherwise arising out of the use of any root key certificates or any related certificate authority technology or services provided by Licensee or any third party to OPEN MARKET for use with TRANSACT.

       6.4 Limitations of Remedy. Neither OPEN MARKET nor anyone else who has been involved in the creation, production or delivery of TRANSACT shall be liable Licensee or any third party for any liquidated, indirect, consequential, exemplary or incidental damages (including damages for loss of business profits, business interruption, loss of business information, and the like) arising out of this Agreement or the use or inability to use TRANSACT even if OPEN MARKET has been advised of the possibility of such damages. OPEN MARKET and its suppliers shall have no liability whatsoever to any third party, including but not limited to, TRANSACT End User Customers, and Licensee shall use reasonable efforts to disclaim all liability of OPEN MARKET and its suppliers in any applicable third party agreements. In no case shall OPEN MARKET's aggregate liability for all matters arising out of the subject matter of this Agreement, whether in contract, tort or otherwise, exceed the amounts actually received by OPEN MARKET under this Agreement.

LICENSEE ACKNOWLEDGES THAT OPEN MARKET'S LIABILITY AND WARRANTY LIMITATIONS OR EXCLUSIONS SET FORTH HEREIN

ARE REASONABLE UNDER THE CIRCUMSTANCES AND THAT THE LICENSEE'S CONSENT THERETO AND AGREEMENT THERWITH IS FAIRLY REFLECTED IN THE LICENSE FEES AND CONSTITUTES A MATERIAL INDUCEMENT FOR OMI'S ENTRY INTO THIS AGREEMENT. HOWEVER NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO RESTRICT OMI'S POSSIBLE LIABILITY FOR PERSONAL INJURY, DEATH OR TANGIBLE PROPERTY DAMAGE UNDER APPLICABLE LAW.

7.     INDEMNIFICATION.

       7.1    Infringement.

       7.1.1 Warranty. OPEN MARKET warrants to Licensee that TRANSACT will not infringe any copyright, U.S. patent, trademark, trade secret or mask work right of any third party.

       7.1.2 Defense. In the event of any claim or allegation against Licensee of any infringement or misappropriation of any third party copyright, U.S. patent, trademark, trade secret, or mask work rights by reason of the use by Licensee of TRANSACT as permitted hereunder, OPEN MARKET shall, at its expense defend such claim, and pay any costs, expenses and finally awarded damages actually awarded in connection therewith, including the fees and expenses of the attorneys engaged by OPEN MARKET for such defense provided that (i) Licensee shall promptly notify OPEN MARKET of such claim or action, (ii) OPEN MARKET shall have the sole and exclusive authority to defend and/or settle any such claim or action and (iii) Licensee will reasonably cooperate with OPEN MARKET in connection therewith.

       7.1.3 Certain Actions in Response to Infringement. If the use of TRANSACT by Licensee has become, or in OPEN MARKET's opinion is likely to become, the subject of any claim of infringement, OPEN MARKET may at its option and expense
(i) procure for Licensee the right to continue using TRANSACT as set forth hereunder, (ii) replace or modify TRANSACT to make it non-infringing, (iii) substitute an equivalent for TRANSACT or, if options (i)-(iii) are not reasonably practicable, (iv) terminate this Agreement and refund to Licensee all License Fees paid by Licensee under Article 4.

       7.1.4 Limitation of Indemnification for OPEN MARKET.

       (a) OPEN MARKET shall have no liability or obligation hereunder with respect to any infringement claim if such infringement is caused by (i) compliance with designs, guidelines, plans or specifications of Licensee; (ii) use of TRANSACT by Licensee in an application or environment other than as specified in applicable Documentation; (iii) modification of TRANSACT by any party other than OPEN MARKET; or (iv) the combination, operation or use of TRANSACT with other product(s) or services not supplied by OPEN MARKET where TRANSACT would not by itself be infringing. Licensee agrees to defend OPEN MARKET from and against all liabilities, obligations, costs, expenses and judgments, including court costs, reasonable attorneys fees and expert fees, arising out of any of the circumstances stated in subsections (i) - (iv) above.

       (b) THIS ARTICLE 7 STATES OPEN MARKET'S ENTIRE AND EXCLUSIVE LIABILITY AND OBLIGATION, AND LICENSEE'S EXCLUSIVE REMEDY, WHETHER STATUTORY, CONTRACTUAL, EXPRESS, IMPLIED OR OTHERWISE, FOR CLAIMS OF INTELLECTUAL PROPERTY INFRINGEMENT.

       7.2 By Licensee. Licensee shall defend OPEN MARKET against any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorney's fees) directly or indirectly brought against OPEN MARKET by any third party arising out of Licensee's or a Merchant


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

Business Customer's products or services or arising out of Licensee's breach of this Agreement. Licensee shall have the sole and exclusive authority to defend any such claim or action, provided that (i) OPEN MARKET shall promptly notify Licensee of such claim or action, (ii) Licensee shall have the sole and exclusive authority to defend and/or settle any such claim or action and (iii) OPEN MARKET will reasonably cooperate with Licensee in connection therewith.

8.     TERMINATION.

       8.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue perpetually unless terminated pursuant to Section 8.2 hereof.

       8.2 Termination. Licensee may terminate this Agreement without cause at any time after a period of two (2) years from the Effective Date upon ninety
(90) day prior written notice. Either party may terminate this Agreement in the event the other party (i) commits any material and substantial breach or default and fails to provide an acceptable remedy of such breach or default within thirty (30) days after written notice of such breach or default from the non-breaching or non-defaulting party or (ii) ceases to carry on business as a going concern, becomes the object of the institution of voluntary or involuntary proceedings in bankruptcy or liquidation, or a receiver is appointed with respect to a substantial part of its assets. Notwithstanding the foregoing, either party may terminate this Agreement immediately in the event of a material breach by the other party of its obligations under Article 6. Overdue payments shall bear interest at the lesser of twelve percent (12%) per annum or the highest legal rate.

       8.3 Licensee Obligations on Termination. Upon termination of this Agreement, for any reason except OPEN MARKET's uncured material breach, all licenses granted hereunder shall immediately terminate and Licensee shall return all portions of TRANSACT and the Documentation in its possession or control to OPEN MARKET. Termination of this Agreement shall not relieve Licensee from paying all fees accruing prior to termination. After termination, Articles 5, 6, 7 and 9 shall survive for a period of two (2) years.

9.     GENERAL.

       9.1 No Assignment. Licensee shall not assign this Agreement (or any of its rights hereunder), or delegate its obligations hereunder without the prior written consent of OPEN MARKET.

       9.2 Amendment; Waiver. No amendment or modification to this Agreement, nor any waiver of any rights hereunder, shall be effective unless assented to in writing by both parties. The waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

       9.3 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       9.4 Relationship. Nothing contained herein shall in any way constitute any association, partnership, agency, employment or joint venture between the parties hereto, or be construed to evidence the intention of the parties to establish any such relationship. The parties' relationship is solely that of independent contractors.

       9.5 Unenforceability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid, illegal, or otherwise unenforceable, such provision shall be enforced as nearly as possible in accordance with the stated intention of the parties, while the remainder of this Agreement shall remain in full force and effect and bind the parties according to its terms. To the extent any provision cannot be enforced in accordance with the stated intentions of the parties, such provision shall be deemed not to be a part of this Agreement.

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

       9.6 Governing Law. (a) This Agreement shall for all purposes be governed by, construed and enforced solely in accordance with the laws of the Commonwealth of Massachusetts USA, without reference to its conflict of laws rules. The United Nations Convention on International Sale of Goods shall not apply to this Agreement. (b) Any and all disputes between the parties arising under or in connection with this Agreement or TRANSACT, which cannot amicably be resolved by the parties, shall be resolved solely and exclusively in the courts located in the Commonwealth of Massachusetts USA. Licensee hereby expressly consents to the service of process in connection therewith and irrevocably waives any objections to the jurisdiction of such courts on any grounds, including without limitiation, forum non conveniens. Any judgment or award by such courts may be entered and enforced by any court having jurisdiction over the parties or their assets.

       9.7 Government Contracts. TRANSACT and the Documentation are provided with restricted and limited rights for purposes of government contracting and subcontracting. TRANSACT and the Documentation provided by OPEN MARKET hereunder to any agency of the U. S. Government or U. S. Government subcontractor shall be subject to restrictions as set forth in FAR 52.227-19 or DFARS 252.227-7013(c)(1) or success or regulations. Contractor/manufacturer is Open Market, Inc., 1 Wayside Road, Burlington, Massachusetts 01803.

       9.8 Notices. Any notice required or permitted to be given hereunder shall be given in writing to the party at the address specified above by personal delivery, certified mail, return receipt requested, or by overnight delivery.

       9.9 Entire Agreement. This Agreement, including all attached Exhibits referenced herein, is the entire agreement between Licensee and OPEN MARKET with respect to its subject matter, and supersedes all prior and contemporaneous proposals, statements and agreements (oral and written) with respect to such subject matter, including but not limited to any inconsistent or conflicting terms contained in any Licensee purchase order issued in connection with this Agreement. No oral or written information or advice given by OPEN MARKET, its agents or employees shall create a warranty or in any way increase the scope of the warranties in this Agreement.



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



                                    EXHIBIT 1

                                   DEFINITIONS

"Active Account" means either a Buyer Consumer or Merchant Business Customer account that has been established in the TRANSACT system and is registered appropriately in the TRANSACT account database. Once established, the Active Account is enabled for use by the applicable Buyer Consumer or Merchant Business Customer.

"Buyer Consumer" means any customer either of Licensee or a Merchant Business Customer, who establishes an Active Account with either Licensee or a Merchant Business Customer with respect to transaction services provided via TRANSACT.

"Documentation" means the documentation, manuals or similar materials relating to TRANSACT and all applicable Upgrades and generally made available by OPEN MARKET to its TRANSACT licensees.

"Executable Code" means a form of computer program or portion thereof which can be executed by a computer without further translation or modification. Examples include binary code and code which can be directly executed by an interpreter.

"Merchant Business Customer" means any customer of Licensee who establishes an Active Account with Licensee in order to provide transaction services to Buyer Consumers via TRANSACT.

"Proprietary Information" is the confidential and valuable information of the respective parties which the parties desire to protect against disclosure or competitive use and which is either in written form and designated as proprietary or confidential or is disclosed orally and is designated in writing as being proprietary or confidential within ten (10) days of disclosure. OPEN MARKET's Proprietary Information includes, without limitation, Source Code and other proprietary information, trade secrets and know-how embodied in TRANSACT and any results of benchmark tests run on TRANSACT.

"Source Code" means a form of computer program or portion thereof written in a programming language employed by computer programmers which must be translated into the language of a machine before it can be executed.

"TRANSACT" means OPEN MARKET's proprietary TRANSACT software, including the Core Module bundle for the "Production", "Cold Spare Back-Up" and "Development" licenses of TRANSACT, Upgrades and all optional Add-On Module components ("Optional Components")

"TRANSACT End User Customer" means any Merchant Business Customer or Buyer Consumer to whom Licensee (or Licensee's Merchant Business Customer) will provide products or services using TRANSACT. In each case, Merchant Business Customers and Buyer Consumers must establish Active Accounts.

"Updates" means any modification by OPEN MARKET of TRANSACT that OPEN MARKET may hereafter develop and make generally available to its TRANSACT Licensees in accordance with OPEN MARKET's support program. Updates are represented by a release number one or more places to the right of the decimal point.

"Upgrades" means all new versions, new releases and enhancements of TRANSACT that OPEN MARKET may hereafter develop and make generally available to its TRANSACT Licensees in accordance with OPEN MARKET's support program. Upgrades are represented by a release number one or more places to the left of the decimal point.


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


                                   EXHIBIT 4.2

                                MERCHANT LICENSES


I.  Merchant Licenses

Initial Merchant License Fee includes the following: one (1) gold master of SecureLink CommerceOperator for Windows NT and associated Documentation Frame Source Code; one (1) gold master of SecureLink CommerceOperator for UNIX and associated Documentation Frame Source Code; and one (1) gold master of SecureLink SDK and associated Documentation Frame Source Code (collectively, "SecureLink software").

Subject to the terms of this Agreement, Licensee is granted the non-exclusive right to provide transaction services to Buyer Consumers via TRANSACT on behalf of licensed Merchant Business Customers. Licensee may redistribute the SecureLink software, in Executable Code form only, to licensed Merchant Business Customers under terms substantially similar to Open Market's standard shrinkwrap end user SecureLink license agreement.

Licensee may grant each Merchant Business Customer the non-exclusive, non-transferable, non-sublicensable right to the following: one (1) StoreID on Licensee's TRANSACT and SecureLink software and documentation as needed. Licensee may customize and redistribute SecureLink software and documentation to licensed Merchant Business Customers as needed to support StoreIDs. Licensee is responsible for first and second line support of Merchant licenses and associated software. Open Market will provide back-up support only to Licensee. For purposes hereunder, "Store ID" means a number that identifies a registered store to the TRANSACT administrator, which is provided to the Merchant Business Customer when it registers a store and which will appear on the appropriate registration screens.

SecureLink for Windows NT gold master ("SecureLink Gold Master") Use
Restrictions

Use and Distribution Rights

Licensee can use the SecureLink Gold Master solely for the purpose of customization and redistribution of SecureLink software to its Merchant Business Customers in Executable Code form only. Proprietary rights to the Licensed Programs described hereunder shall be governed by Article 4 of this Agreement.

Under no circumstances shall Licensee develop products that, either directly or indirectly, are competitive with the SecureLink software licensed hereunder based on access to and use of such SecureLink Gold Master as authorized hereunder.

SecureLink Documentation Frame Source Code ("SecureLink Documentation") Use Restrictions

Use and Distribution Rights

Licensee can use the SecureLink Documentation solely for the purposes of customization and redistribution to its Merchant Business Customers in Executable Code form only. Open Market shall have final review and approval authority on all customized SecureLink Documentation to confirm technical accuracy. Proprietary rights to the Licensed Programs described hereunder shall be governed by Article 5 of the Agreement.

Under no circumstances shall Licensee develop products that, either directly or indirectly, are competitive with the SecureLink Documentation licensed hereunder based on access to and use of such SecureLink Documentation as authorized hereunder.


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